UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SHARPS TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHARPS TECHNOLOGY, INC.

105 Maxess Road

SUITE 124

MELVILLE, NY 11747

Telephone: (631) 574-4436

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of the stockholders of Sharps Technology, Inc. (the “Company”) will be held on June [__], 2023, at 10:00 A.M. local time at 105 Maxess Road, Suite 124, Melville, NY 11747 for the purposes of considering the following proposal:

1.	To approve, for purposes of complying with the provisions of those certain Securities Purchase Agreements dated February 1, 2023 (the “SPA”), the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s Common Stock.
2.	To transact such other business as may properly come before the meeting or any adjournments thereof. Only stockholders of record of our common stock at the close of business on June [__], 2023 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company for the ten days prior to June [__], 2023. The list will be arranged in alphabetical order and show the address and number of shares held by each stockholder. It will be available for examination by any stockholder for any purpose germane to the Special Meeting. The proxy materials will be mailed to stockholders on or about June [__], 2023.

By Order of the Board of Directors

/s/ Soren Bo Christiansen, MD
Co-Chairman

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

SHARPS TECHNOLOGY, INC.

105 Maxess Road

Suite 124

Melville, NY 11747

Telephone: (631) 574-4436

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY [__], 2023

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Sharps Technology, Inc. (referred to as the “Company”, “we,” “us,” or “our”) for use at the Special Meeting of the Company’s stockholders to be held at 105 Maxess Road, Suite 124, Melville, NY 11747 on June [__], 2023 at 10:00 A.M. local time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be mailed to stockholders on or about June [__], 2023.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Holders of record of our common stock at the close of business on June [__], 2023 will be entitled to receive notice of, to attend and to vote at the meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the person named in the form of proxy, namely, Andrew R. Crescenzo, our Chief Financial Officer will vote:

●	FOR the approval of the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001 , which is the par value of the Company’s Common Stock; and
●	According to their judgment, on the transaction of such matters or other business as may properly come before the meeting or any adjournments thereof.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of June [__], 2023, the record date, there were [____________] shares of common stock issued and outstanding which constitute all of the outstanding capital stock of the Company entitled to vote on this matter.

A majority of the [____________] outstanding shares of capital stock, present in person or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Special Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and are counted towards the quorum. Only stockholders of record at the close of business on June [__], 2023 are entitled to receive notice of, to attend, and to vote at the special meeting. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a specific proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the approval of the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s common stock is a non-routine matter

We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

Sharps Technology, Inc. has made these materials available to you in connection with the Company’s solicitation of proxies for use at the Special Meeting of stockholders to be held on June [__], 2023 at 10:00 A.M. local time at 105 Maxess Road, Suite 124, Melville, NY 11747. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are mailing our proxy materials on or about June [__], 2023 to all stockholders of record entitled to vote at the Special Meeting.

What is included in these materials?

These materials include this proxy statement, the proxy card or the voter instruction form for the Special Meeting.

What is the proxy card?

The proxy card enables you to appoint Robert M. Hayes, our Chief Executive Officer, Alan R. Blackman, our Chief Investment Officer and Chief Operating Officer, and Andrew R. Crescenzo, our Chief Financial Officer, as your representative at the Special Meeting.

What items will be voted on?

You are being asked to vote on the following specific proposals:

●	To approve, for purposes of complying with the provisions of those certain Securities Purchase Agreements (the “SPA”) in connection with the PIPE Offering, the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s Common Stock.

We will also transact any other business that properly comes before the Special Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares:

●	FOR the approval of the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s Common Stock.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on June [__], 2023 your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are considered a stockholder of record with respect to those shares, and the proxy materials, including a proxy card, were sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us, including voting over the Internet. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on June [__], 2023 your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the proxy materials, including a voter instruction form, were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization. If you request printed copies of the proxy materials by mail, you will receive a voter instruction form.

How Do I Vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy materials.
●	By Telephone. You may vote by calling the toll free number found on the proxy card.
●	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.
●	In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters such as Proposal No. 1. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy materials.
●	By Telephone. You may vote by proxy by calling the toll free number found on the voter instruction form.
●	By Mail. You may vote by proxy by filling out the voter instruction form and returning it in the pre-addressed, postage-paid envelope provided.
●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), by signing and returning a new proxy card or a voter instruction form with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 105 Maxess Road, Suite 124, Melville, NY 11747 a written notice of revocation prior to the Special Meeting.

Please note, however, that if your shares are held of record by an organization, you must instruct them that you wish to change your vote by following the procedures on the voter instruction form provided to you by the organization. If your shares are held in street name, and you wish to attend the Special Meeting and vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the organization holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How are proxies voted?

All valid proxies received prior to the Special Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or
●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting. We strongly encourage you to provide voting instructions to ensure your shares will be voted at the Special Meeting in the manner you desire.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters, which includes   the approval of the reduction of the minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s Common Stock (Proposal 1). We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

Do I have dissenters’ right of appraisal?

Holders of shares of our common stock do not have appraisal rights under Nevada Law or under the governing documents of the Company in connection with the proposals.

How many votes are required to approve Proposal No. 1 ?

The affirmative vote of a majority of the shares outstanding on the record date of common stock is required to approve granting the Board of Directors the authority, in its sole direction the approval of the reduction of the potential minimum exercise price of common stock purchase warrants issued pursuant to the SPA from $1.56 to $0.0001, which is the par value of the Company’s Common Stock.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

Do any of the Company’s officers and directors have any interest in matters to be acted upon?

The members of our board of directors and our executive officers do not have any interest in any proposal that is not shared by all other stockholders of the Company.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting and also in our Current Report on Form 8-K, which we anticipate filing within four (4) business days of the Special Meeting.

Who can help answer my questions?

You can contact our corporate headquarters at Sharps Technology, Inc., 105 Maxess Road, Melville, NY 11747, by phone at 631-574-4436 or by sending a letter to the Company’s Secretary, with any questions about any proposal described in this proxy statement or how to execute your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 25, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than ten (10%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 11  ,665,936 shares of common stock outstanding as of May 25, 2023. In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of May 25, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Sharps Technology, Inc, 105 Maxess Road, Ste. 124, Melville, New York 11747.

Name and address of beneficial owner	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Directors and Executive Officers:
Robert M. Hayes (1)	308,631	2.6
Alan R. Blackman (2)	879,059	7.5
Andrew R. Crescenzo (3)	66,975	*
Dr. Soren Bo Christiansen (4)	395,235	3.3
Paul K. Danner (5)	65,685	*
Timothy J. Ruemler (6)	1,107,649	9.3
Brenda Baird Simpson (7)	40,633	*
Jason Monroe (8)	43,390	*
All Directors and Officers as a Group (8 persons)	2,907,258	23

*	Less than 1%.

(1)	Represents 246,949 shares underlying options.

(2)	Includes 262,286 shares owned by spouse and 115,630 shares underlying options. Mr. Blackman also owns our 1 outstanding share of Series A Preferred Stock, which will provide him with 29.5% of the voting power of our stockholders with respect to the election of directors.

(3)	Includes 66,975 shares underlying options.

(4)	Includes 238,093 shares underlying options.

(5)	Includes 65,585 shares underlying options.

(6)	Includes 208,443 shares underlying options.

(7)	Includes 40,633 shares underlying options.

(8)	Includes 40,633 shares underlying options.

PROPOSAL NO. 1

APPROVAL OF THE REDUCTION OF THE POTENTIAL MINIMUM EXERCISE PRICE OF COMMON STOCK PURCHASE WARRANTS ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT FROM $1.56 TO $0.0001, WHICH IS THE PAR VALUE OF THE COMPANY’S COMMON STOCK.

Why is this proposal included for Stockholder approval?

On February 3, 2023 , the Company completed a Private Investment in Public Equity Offering (“PIPE Offering”), in connection with which it entered into a Securities Purchase Agreement (the “Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors for aggregate gross proceeds of approximately $3,800,000  (before deducting fees to the placement agent and other expenses payable by the Company). The PIPE Offering closed on February 3, 2023. The aggregate gross proceeds to the Company were approximately $3.8 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

The common stock being offered by the selling stockholders are those previously issued to the institutional investors in the February 2023 Private Placement and those issuable to the investor upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We have registered the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and warrants, the selling stockholders have not had any material relationship with us within the past 2 years. The PIPE Offering closed on February 3, 2023.

In connection with the PIPE Offering, the Company issued 4,054,055 Warrants exercisable for one share of common stock, at a price of $1.56, subject to adjustments pursuant to the Warrant agreements (the “ Warrant Agreement”). The Warrants (the “Warrants”) are exercisable immediately upon issuance and will expire five years from the issuance date.

The Agreement requires the Company to use its reasonable best efforts to obtain stockholder approval to reduce the potential minimum exercise price of the Warrants (the “Floor Price”) from $1.56 to $0.0001, the par value of the Company’s Common Stock. The Company is unable to change the Floor Price without stockholder approval due to Nasdaq Rule 5635(d).

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the lower of (i) the Nasdaq official closing price immediately preceding the transaction, and (ii) the average Nasdaq official closing price for the five trading days immediately preceding the transaction (the “Minimum Price”), if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

In connection with the PIPE Offering, the Company issued 4,054,055 Warrants, which represented approximately 37% of the 11,656,936 shares of common stock outstanding on the closing date of the PIPE Offering. On such date, the Minimum Price for purposes of the Nasdaq 20% Rule was $1.56. Therefore, under the Nasdaq 20% Rule, the Company cannot issue additional shares in connection with the PIPE Offering at a price less than $1.56, and thus cannot reduce the Floor Price to less than $1.56, without stockholder approval.

The Agreement requires that we obtain such approval as may be required by the applicable rules and regulations of The Nasdaq Capital Market to reduce the Floor Price from $1.56 to $0.0001, the par value of the Company’s common stock. The Agreement requires that if the Company does not obtain stockholder approval at the first meeting, the Company shall call a meeting two times per year (which may include one Special Meeting) to seek stockholder approval until the earlier of the date stockholder approval is obtained, or the date the Warrants are no longer outstanding.

Effect of Floor Price Proposal on Warrant Exercise Price

The Warrant Agreement provides for an adjustment of the exercise price for subsequent offerings while the Warrants are outstanding, that are made at an effective price per share less than the exercise price then in effect. Such lower price being defined in the Warrant Agreement as the Base Share Price and such offering defined as a Dilutive Issuance. Simultaneously with a Dilutive Issuance, the Warrant exercise price shall be reduced and only reduced to equal the greater of (x) the Base Share Price and (y) the Floor Price. Prior to Stockholder approval the Floor Price shall be $1.56.

Should the Stockholders approve this proposal, the current Floor Price of $1.56 will be rendered inapplicable and the Floor Price will be $0.0001, the par value of the Company’s Common Stock. For clarity purposes, the Warrant exercise price will only be reduced if the Company issues shares of Common Stock or securities convertible into Common Stock at less than $1.56 per share.

The following example illustrates the effect of the proposal based on:

➢	Floor Price of current agreement-$1.56
➢	Assumed subsequent offering price-$1.00
➢	Base Share Price as result of assumed subsequent offering-$1.00

Warrant Exercise Price if proposal approved:

➢	Base Share Price-$1.00
➢	Floor Price, par value of Common Stock-$0.0001
➢	Exercise Price-greater of the Base Share Price and the Floor Price-$1.00
➢	Result, warrant holders entitled to receive shares at adjusted Exercise Price of $1.00 per share

Warrant Exercise Price if proposal not approved:

➢	Base Share Price-$1.00
➢	Floor Price-$1.56
➢	Exercise Price-greater of the Base Share Price and the Floor Price-$1.56
➢	Result, warrant holders Exercise Price remains the same at $1.56 per share

Operational Impact to Company of Floor Price Proposal

Should the proposal not be approved by the Stockholders, the Company will be required to solicit such approval at least twice annually until the proposal is approved or the Warrants are no longer outstanding or have expired or the floor price has otherwise been reduced to $0.0001. If the proposal is not approved, such subsequent proposals will require additional costs and management resources to be incurred to solicit the requests for Stockholders approval of the proposal. Management does not anticipate in the foreseeable future that any subsequent offerings as defined in the Agreement would be issued at an effective price below $1.56. Should the price of subsequent offerings not be less than $1.56, there is no effect on the Warrant exercise price of approving the proposal as it would remain at $1.56 if the Base Price of any subsequent offerings is $1.56 or greater.

Vote Required

This proposal will be approved by the affirmative vote of a majority of the voting securities present and represented by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have the same effect as votes against this proposal. Common stock and Series A Preferred Stock will vote together as a class on this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REDUCTION OF THE MINIMUM EXERCISE PRICE OF COMMON STOCK PURCHASE WARRANTS ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT FROM $1.56 TO $0.0001, WHICH IS THE PAR VALUE OF THE COMPANY’S COMMON STOCK

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the matter  .

Vote Required

The affirmative vote of a majority of the votes cast in connection with Proposal No. 1 at the Special Meeting of common stock and Series A Preferred Stock.

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

HOUSE HOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at 631-574 -4436, or send a written request to Sharps Technology, Inc., 105 Maxess Road, Suite 124, Melville, NY 11747, attention: Secretary. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov. The Company is incorporating by reference its Annual Report on Form 10-K filed on March 31, 2023.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Proxy Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than June [__], 2023, or such earlier date as is expressly set forth herein.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Special Meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

Dated: May [__], 2023